COMPANY AFFILIATE AGREEMENT

                                 MARCH 23, 2000


eGlobe, Inc.
1250 24th Street, NW, Suite 725
Washington, D.C. 20037


Ladies and Gentlemen:

         The undersigned is a stockholder of Trans Global Communications, Inc., a New York corporation (the "Company"), and will become a stockholder of eGlobe, Inc., a Delaware corporation ("Acquiror"), upon consummation of the transactions contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 16, 1999, by and among the Company, Acquiror, the stockholders of the Company and eGlobe Merger Sub No. 6, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Acquiror. Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company (the "Merger") in a transaction to be accounted for as a "pooling of interests," and the shares of common stock of the Company, no par value per share (the "Company Common Stock"), will be converted into and exchanged for shares of common stock of Acquiror, $0.001 par value per share ("Acquiror Common Stock"). This Affiliate Agreement is being delivered pursuant to Sections 7.8(a) and 8.2(j) of the Merger Agreement and represents an agreement between the undersigned and Acquiror regarding (i) the shares of Company Common Stock beneficially owned by the undersigned and (ii) the shares of Acquiror Common Stock into which such shares of Company Common Stock are to be converted as a result of the Merger. All capitalized terms used in this Affiliate Agreement shall, unless otherwise defined herein, have the same meanings as are ascribed to such terms in the Merger Agreement.

         In order to satisfy the condition to the Merger set forth in Section 8.2(j) of the Merger Agreement, and intending to be legally bound hereby, the undersigned and Acquiror hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that, as to the Company, the undersigned may be deemed to be an "affiliate" as that term is used in SEC Accounting Series Release Nos. 130 and 135, as amended.

         2.       Certain Restrictions on Disposition.

                  (a) The shares of Acquiror Common Stock to be issued and delivered to the undersigned in the Merger in accordance with the provisions of the Merger Agreement will not have been registered under the Securities Act of 1933, as amended (the "Securities Act") or under the securities laws of any state as of the effective time of the Merger, and are subject to that certain Investment Agreement between Acquiror and the undersigned (the "Investment Agreement"). Accordingly, such shares of Acquiror Common Stock will not be transferable, except upon compliance with the Securities Act and any state securities laws, and shall bear appropriate legends to this effect as set forth in the Investment Agreement and in the Merger Agreement.

                  (b) The undersigned further agrees during the Pooling Period (as defined below) not to sell, exchange, transfer, pledge, distribute or otherwise dispose of any interests in, or reduce his or her risk relative to, any of (i) the shares of Company Common Stock over which the undersigned has or shares voting or dispositive power (including any securities of


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the Company which may be acquired after the date of this Affiliate Agreement) or
(ii) the shares of Acquiror Common Stock into which such shares of Company Common Stock are converted upon consummation of the Merger (including the applicable Stockholder Escrow Shares (as defined in the Merger Agreement)). For purposes of this Affiliate Agreement, "Pooling Period" means the period commencing thirty (30) days prior to the effective time of the Merger and ending on the date which is one business day after publication (within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies) by Acquiror of its results of post-Merger operations for the period which includes at least thirty (30) days of post-Merger combined operations of Acquiror and the Company. The undersigned understands that reducing his or her risk relative to such shares of Company Common Stock or Acquiror Common Stock includes, but is not limited to, using such shares to secure a non-recourse loan, purchasing a put option to sell such shares, establishing any "short" or put-equivalent position with respect to such shares or entering into any similar transaction (through derivatives or otherwise) with respect to such shares.

         3. Legend. In addition to the other legends set forth in the Investment Agreement and the Merger Agreement, each certificate representing Acquiror Common Stock issued to the undersigned in connection with the Merger shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A BUSINESS COMBINATION WHICH IS ACCOUNTED FOR AS A "POOLING OF INTERESTS" AND MAY NOT BE SOLD, NOR MAY THE OWNER THEREOF REDUCE HIS OR HER RISKS RELATIVE THERETO IN ANY WAY, UNTIL SUCH TIME AS THE CORPORATION HAS PUBLISHED FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS AFTER THE EFFECTIVE TIME OF THE MERGER THROUGH WHICH THE BUSINESS COMBINATION WAS EFFECTED."

         Such legend will also be placed on any certificate representing the applicable Stockholder Escrow Shares, Acquiror securities issued subsequent to the original issuance of the Acquiror Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization, as long as the Acquiror Common Stock issued to the undersigned pursuant to the Merger is subject to the restrictions set forth herein or in the Merger Agreement.

         4.       Certain Understandings and Acknowledgements.

                  (a) The undersigned recognizes and agrees that the provisions of this Affiliate Agreement also may apply to (i) his or her spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a ten percent (10%) beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least ten percent (10%) of any class of equity securities or of the equity interest.

                  (b) The undersigned acknowledges and understands that the representations, warranties and covenants of the undersigned set forth herein will be relied upon by Acquiror and its affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if the representations, warranties or covenants of the


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

undersigned are breached. The undersigned has carefully read the Merger Agreement and this Affiliate Agreement and discussed their requirements and impact upon the ability of the undersigned to sell, exchange, transfer, pledge, distribute or otherwise dispose of the shares of Acquiror Common Stock received by the undersigned, to the extent the undersigned believes necessary, with his or her counsel or counsel for the Company.

         5.       Miscellaneous.

                  (a) For the convenience of the parties hereto, this Affiliate Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                  (b) This  Affiliate  Agreement  shall be  enforceable  by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

                  (c)  This  Affiliate   Agreement  shall  be  governed  by  and
construed, interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions thereof.

                  (d) If a court of competent jurisdiction determines that any provision of this Affiliate Agreement is not enforceable or enforceable only if limited in time and/or scope, this Affiliate Agreement shall continue in full force and effect with such provision stricken or so limited.

                  (e) Counsel to and accountants for the parties to the Merger Agreement shall be entitled to rely upon this Affiliate Agreement as needed.

                  (f) This Affiliate Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

                  (g) Notwithstanding any other provision contained herein, this Affiliate Agreement and all obligations of and restrictions imposed on the undersigned hereunder shall terminate and be of no further force or effect upon the termination of the Merger Agreement.

                  (h) Any notice required to be sent to either party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties.



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         This Affiliate Agreement is executed as of the 23rd day of March, 2000.

                                        Very truly yours,

                                        /s/ Arnold Gumowitz

                                        Name: Arnold Gumowitz
                                             -------------------
                                        Date:    March 23, 2000
                                             ------------------
                                        Address:          Trans Global
                                                ------------------------------
                                                          Communications, Inc.
                                        --------------------------------------
                                                          421 Seventh Avenue
                                        --------------------------------------
                                                          New York, NY 10001
                                        --------------------------------------



AGREED TO AND ACCEPTED as of __March 23 2000__.

eGLOBE, INC.



By:      /s/ Graeme Brown
    ------------------------------------------
Name:
      ----------------------------------------
Title:   Deputy General Counsel and Secretary
      ----------------------------------------




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